Exhibit 3.11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/29/2000
001333217 – 2037117

RESTATED CERTIFICATE OF INCORPORATION

OF

ALFLEX CORPORATION

Alflex Corporation, a Delaware corporation, hereby certifies as follows:

FIRST. The name of the corporation is Alflex Corporation. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was June 7, 1984 and the name under which it was originally incorporated was Winning Way Inc.

SECOND. This restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of the corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD. The text of the certificate of incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation is CI Holdings, Inc.

ARTICLE II

Registered Office; Registered Agent

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such, address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Shares

The total number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock of the par value of $.01 per share.

ARTICLE V

By-Laws

The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

ARTICLE VI

Directors

Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

The number of directors of the corporation shall be fixed from time to time pursuant to the by-laws of the corporation. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors.

ARTICLE VII

Limitation of Liability of Directors

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Article VII shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

IN WITNESS WHEREOF, Alflex Corporation has caused this Certificate to be signed by Mark V. Kaminski, its President and Chief Executive Officer, as of the 27th day of June, 2000.

ALFLEX CORPORATION

By:	/S/ MARK V. KAMINSKI
Mark V. Kaminski
President and Chief Executive Officer

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL

CORPORATION LAW

1. The name of the corporation is CI Holdings, Inc.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is June 7,1984.

3. The name of the limited liability company into which the corporation is herein being converted is CI Holdings, LLC.

4. The conversion has been approved in accordance with the provisions of Section 266.

CI Holdings, Inc.

By:	/S/ LENNA RUTH MACDONALD
Name:	Lenna Ruth Macdonald
Title:	V. P., General Counsel and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:13 PM 11/10/2003
FILED 02:41 PM 11/10/2003
SRV 030720272 - 2037117 FILE

CERTIFICATE OF FORMATION

OF

CI HOLDINGS, LLC

1. The name of the limited liability company is CI Holdings, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective on date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CI Holdings, LLC this 7th day of November, 2003.

COMMONWEALTH INDUSTRIES, INC. As Authorized Person

By:	/S/ LENNA RUTH MACDONALD
Lenna Ruth Macdonald
Vice President, General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 03:13 PM 11/10/2003 FILED 02:41 PM 11/10/2003 SRV 030720272 - 2037117 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

CI HOLDINGS, INC.

TO

CI HOLDINGS, LLC

THIS Certificate of Correction of Certificate of Conversion to Limited Liability Company of CI Holdings, Inc. (the “Company”) to CI Holdings, LLC (the “LLC”). dated as of May 20, 2004, has been duly executed and is being filed by the undersigned to correct the Certificate of Conversion to Limited Liability Company of the Company to the LLC, which was filed on November 10, 2003 (the “Certificate”), with the Secretary of State of the State of Delaware under the General Corporation Law of the State of Delaware (8 Del. C. § 101. et seq.) and the Delaware Limited Liability Company Act (6 Del. C. § 18-101. ef seq.) (the “ACT), as permitted by Section 18-211 of the Act

1. The first inaccuracy or defect in the Certificate to be corrected hereby is that paragraph 1 of the Certificate was an inaccurate record of the action therein referred to as it should have stated the name under which the Company was originally incorporated and the name of the Company immediately prior to the filing of the Certificate. Paragraph 1 of the Certificate in corrected form is as follows.

“1. The name under which the Company was originally incorporated was Winning _____ Way Inc. Immediately prior to the filing of this Certificate of Conversion to Limited Liability Company, the Company’s name was CI Holdings, Inc.”

2. The second inaccuracy or defect in the Certificate to be corrected hereby is that paragraph 2 of the Certificate was an inaccurate record of the action therein referred to as it should have stated that the jurisdiction in which the Company was first incorporated was Delaware. Paragraph 2 of the Certificate in corrected form is as follows:

“2. The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on June 7, 1984, in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.”

3. The third inaccuracy or defect in the Certificate to be corrected hereby is that the Certificate was defectively executed, as an authorized person of the LLC did not sign the Certificate. That portion of the Certificate in corrected form is as follows:

COMMONWEALTH INDUSTRIES, INC., Authorized Person of LLC

By:	/S/ LENNA RUTH MACDONALD
Name:	Lenna Ruth Macdonald
Title:	Vice President, General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:40 PM 05/27/2004 FILED 01:40 PM 05/27/2004 SRV 040395248 - 2037117 FILE

IN WITNESS WHEREOF, the undersigned has executed and filed this Certificate of Correction of Certificate of Conversion to Limited Liability Company as of the date first-above written.

COMMONWEALTH INDUSTRIES, INC., Authorized Person of LLC

By:	/S/ LENNA RUTH MACDONALD
Name:	Lenna Ruth Macdonald
Title:	Vice President, General Counsel and Secretary